UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2009 (March 11, 2009)
DEVON ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	001-32318 (Commission File Number)	73-1567067 (IRS Employer Identification Number)

20 NORTH BROADWAY, OKLAHOMA CITY, OK	73102
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (405) 235-3611
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As announced on March 11, 2009, David A. Hager resigned from the Board of Directors of Devon Energy Corporation (the “Company”) to accept the position of Executive Vice President, Exploration and Production of the Company, which was previously held by Stephen J. Hadden.
     Mr. Hager, 52, joined Devon’s board of directors in 2007 and has served as chairman of the Reserves Committee. He served as chief operating officer of Kerr-McGee Corp. prior to its merger with Anadarko Petroleum Corp. in 2006. He has more than 25 years of oil and gas exploration and production experience, including an extensive background in planning and executing deepwater exploration and development projects. He has a Bachelor of Science degree in Geophysics from Purdue University and a Masters in Business Administration degree from Southern Methodist University. Mr. Hager also serves as a director of Pride International, Inc.
     Mr. Hager will be entering into an employment agreement with the Company, the form of which is attached as Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Mr. Hager’s starting annual base salary will be $675,000 and he will be awarded 20,000 shares of restricted Devon common stock, plus 45,000 Devon stock options. The employment agreement also states that Mr. Hager will be eligible to participate in the Company’s performance bonus program, as well as other normal employee benefits.
     Mr. Hadden resigned on March 11, 2009 as the Executive Vice President, Exploration and Production of the Company to pursue other opportunities. In connection with Mr. Hadden’s resignation, the Company and Mr. Hadden entered into a Separation and Release Agreement (the “Separation Agreement”) dated March 11, 2009 that provides Mr. Hadden with the payments and benefits he would have been entitled to under his employment agreement with the Company had he been terminated by the Company without cause. The form of Mr. Hadden’s employment agreement is attached as Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. The Separation Agreement also includes a customary release of claims by Mr. Hadden, as well a provision allowing the recoupment of his severance benefits under certain circumstances. Mr. Hadden will remain subject to the non-solicitation and non-disclosure covenants included in his employment agreement.
     The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     Exhibits
10.1	Separation and Release Agreement dated March 11, 2009, between the Company and Stephen J. Hadden.

99.1	Devon Energy Corporation Press Release dated March 11, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEVON ENERGY CORPORATION
By:	/s/ Janice A. Dobbs
Janice A. Dobbs
Vice President - Corporate Governance and Secretary

Date: March 16, 2009

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